                                                                       EXHIBIT 3

CUSIP No. 690370101


                        AGREEMENT CONCERNING JOINT FILING
                                 OF SCHEDULE 13G



                  The undersigned agree as follows:

                  (i) each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

                  (ii) each of them is responsible for the timely filing of such
Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                  Dated February 13, 2006

                                    V. PREM WATSA



                                    /s/ V. Prem Watsa
                                    --------------------------------------------


                                    1109519 ONTARIO LIMITED



                                    By: /s/ V. Prem Watsa
                                        ----------------------------------------
                                        Name:  V. Prem Watsa
                                        Title: President



                                    THE SIXTY TWO INVESTMENT COMPANY LIMITED



                                    By: /s/ V. Prem Watsa
                                        ----------------------------------------
                                        Name:  V. Prem Watsa
                                        Title: President



                                    810679 ONTARIO LIMITED



                                    By: /s/ V. Prem Watsa
                                        ----------------------------------------
                                        Name:  V. Prem Watsa
                                        Title: President



                                    FAIRFAX FINANCIAL HOLDINGS LIMITED



                                    By: /s/ Paul Rivett
                                        ----------------------------------------
                                        Name:  Paul Rivett
                                        Title: Vice President

                                    ODYSSEY RE HOLDINGS CORP.



                                    By: /s/ Robert Giammarco
                                        ----------------------------------------
                                        Name:  Robert Giammarco
                                        Title: Executive Vice President and
                                               Chief Financial Officer



                                    ODYSSEY AMERICA REINSURANCE CORPORATION



                                    By: /s/ Robert Giammarco
                                        ---------------------------------------
                                        Name:  Robert Giammarco
                                        Title: Executive Vice President